UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 24, 2017

II-VI Incorporated

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	0-16195	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2017, II-VI Incorporated (the “Company”) completed its offering and sale of $345,000,000 aggregate principal amount of 0.25% Convertible Senior Notes Due 2022 (the “Notes”), including $45,000,000 aggregate principal amount of Notes issued and sold pursuant to the exercise in full of an option granted to the initial purchasers of the Notes (collectively, the “Initial Purchasers”) by the Company to purchase additional Notes. The offering and sale of the Notes were made pursuant to a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”).

The Notes were issued pursuant to the Indenture, dated as of August 29, 2017 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee. The Notes will accrue interest at the rate of 0.25% per annum and will be payable in cash semi-annually in arrears on each March 1 and September 1, commencing March 1, 2018. The Notes will mature on September 1, 2022. The Company may not redeem the Notes prior to their stated maturity date. If the Company undergoes a fundamental change, holders of Notes may require the Company to repurchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date.

The initial conversion rate of the Notes is 21.2500 shares of the Company’s common stock, no par value (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $47.06 per share of Common Stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified events. Upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a specified number of additional shares of Common Stock as described in the Indenture.

Prior to the close of business on the business day immediately preceding June 1, 2022, the Notes will be convertible only under the following circumstances: (i) during any fiscal quarter commencing after the fiscal quarter ending on December 31, 2017 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (ii) during the five business day period immediately after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (iii) upon the occurrence of certain specified corporate events. On or after June 1, 2022 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

If any of certain events of default specified in the Indenture occur with respect to the Notes, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.

The net proceeds from the offering of the Notes were approximately $335.3 million, after deducting the Initial Purchasers’ discounts and the estimated offering expenses payable by the Company. The Company used approximately $49.9 million of the net proceeds to repurchase 1,414,900 shares of Common Stock from purchasers of Notes in the offering in privately negotiated transactions effected through one of the Initial Purchasers or its affiliate as the Company’s agent. The purchase price per share of Common Stock repurchased was $35.25 per share. The Company intends to use the remaining net proceeds for general corporate purposes, which may include repayment, redemption or refinancing of indebtedness, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of possible acquisitions or strategic transactions, working capital, satisfaction of other obligations and additional repurchases of the Company’s outstanding equity securities.

The foregoing is a summary of the material terms and conditions of the Indenture and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. A form of Note is included in Exhibit 4.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Act, and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Company does not intend to file a registration statement for any resale of the Notes or any Common Stock issuable upon conversion of the Notes.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. A maximum of 9,787,201 shares of Common Stock may be issued upon conversion of the Notes, subject to adjustment as described in the Indenture.

Item 8.01. Other Events.

On August 24, 2017, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of August 29, 2017, by and between II-VI Incorporated and U.S. Bank, National Association, as Trustee.

4.2	Form of 0.25% Convertible Senior Note Due 2022 (included in Exhibit 4.1).

99.1	Press Release dated August 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated

Date: August 29, 2017	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer and Treasurer